Exhibit 4.18

Power of Attorney

I, Ning TANG, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.:              , and a holder of 40% of the entire registered capital in Yiren Financial Information Services (Beijing) Co., Ltd. (“Yiren Financial”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Chongqing Hengyuda Technology Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Yiren Financial (“My Shareholding”) during the term of this Power of Attorney:

The WFOE is hereby authorized to act on my behalf as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including but not limited to: 1) attending shareholders’ meetings of Yiren Financial; 2) exercising all the shareholder’s rights and shareholder’s voting rights that I am entitled to under the relevant PRC laws and Yiren Financial’s Articles of Association, including but not limited to the sale, transfer, pledge, or disposition of My Shareholding in part or in whole; and 3) designating and appointing on my behalf the legal representative, directors, supervisors, chief executive officer, and other senior management members of Yiren Financial.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on my behalf, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among myself, the WFOE, and Yiren Financial on October 13, 2016 and the Equity Pledge Agreement entered into by and among me, the WFOE, and Yiren Financial on October 13, 2016 (including any modifications, amendments, and restatements thereto, collectively referred to as the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed as executed by me.  I hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Yiren Financial, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English.  The Chinese version and English version shall have equal legal validity.

Ning TANG

By:	/s/ Ning TANG
Date: October 13, 2016

Accepted by:

Chongqing Hengyuda Technology Co., Ltd.

By:	/s/ Ning TANG	(Company seal affixed)
Name:	Ning TANG
Title:	Legal Representative

Acknowledged by:

Yiren Financial Information Services (Beijing) Co., Ltd.

By:	/s/ Ning TANG	(Company seal affixed)
Name:	Ning TANG
Title:	Legal Representative

Power of Attorney

I, Fanshun KONG, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.:              , and a holder of 30% of the entire registered capital in Yiren Financial Information Services (Beijing) Co., Ltd. (“Yiren Financial”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Chongqing Hengyuda Technology Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Yiren Financial (“My Shareholding”) during the term of this Power of Attorney:

The WFOE is hereby authorized to act on my behalf as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including but not limited to: 1) attending shareholders’ meetings of Yiren Financial; 2) exercising all the shareholder’s rights and shareholder’s voting rights that I am entitled to under the relevant PRC laws and Yiren Financial’s Articles of Association, including but not limited to the sale, transfer, pledge, or disposition of My Shareholding in part or in whole; and 3) designating and appointing on my behalf the legal representative, directors, supervisors, chief executive officer, and other senior management members of Yiren Financial.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on my behalf, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among myself, the WFOE, and Yiren Financial on October 13, 2016 and the Equity Pledge Agreement entered into by and among me, the WFOE, and Yiren Financial on October 13, 2016 (including any modifications, amendments, and restatements thereto, collectively referred to as the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed as executed by me.  I hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Yiren Financial, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English.  The Chinese version and English version shall have equal legal validity.

Fanshun Kong

By:	/s/ Fanshun KONG
Date: October 13, 2016

Accepted by:

Chongqing Hengyuda Technology Co., Ltd.

By:	/s/ Ning TANG	(Company seal affixed)
Name:	Ning TANG
Title:	Legal Representative

Acknowledged by:

Yiren Financial Information Services (Beijing) Co., Ltd.

By:	/s/ Ning TANG	(Company seal affixed)
Name:	Ning TANG
Title:	Legal Representative

Power of Attorney

I, Yan TIAN, a People’s Republic of China (“China” or the “PRC”) citizen with PRC Identification Card No.:              , and a holder of 30% of the entire registered capital in Yiren Financial Information Services (Beijing) Co., Ltd. (“Yiren Financial”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Chongqing Hengyuda Technology Co., Ltd. (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Yiren Financial (“My Shareholding”) during the term of this Power of Attorney:

The WFOE is hereby authorized to act on my behalf as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including but not limited to: 1) attending shareholders’ meetings of Yiren Financial; 2) exercising all the shareholder’s rights and shareholder’s voting rights that I am entitled to under the relevant PRC laws and Yiren Financial’s Articles of Association, including but not limited to the sale, transfer, pledge, or disposition of My Shareholding in part or in whole; and 3) designating and appointing on my behalf the legal representative, directors, supervisors, chief executive officer, and other senior management members of Yiren Financial.

Without limiting the generality of the powers granted hereunder, the WFOE shall have the power and authority to, on my behalf, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among myself, the WFOE, and Yiren Financial on October 13, 2016 and the Equity Pledge Agreement entered into by and among me, the WFOE, and Yiren Financial on October 13, 2016 (including any modifications, amendments, and restatements thereto, collectively referred to as the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with My Shareholding conducted by the WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by the WFOE shall be deemed as executed by me.  I hereby acknowledge and ratify those actions and/or documents by the WFOE.

The WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, the WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Yiren Financial, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to the WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English.  The Chinese version and English version shall have equal legal validity.

Yan TIAN

By:	/s/ Yan TIAN
Date: October 13, 2016

Accepted by:

Chongqing Hengyuda Technology Co., Ltd.

By:	/s/ Ning TANG	(Company seal affixed)
Name:	Ning TANG
Title:	Legal Representative

Acknowledged by:

Yiren Financial Information Services (Beijing) Co., Ltd.

By:	/s/ Ning TANG	(Company seal affixed)
Name:	Ning TANG
Title:	Legal Representative